Exhibit 99.1
Press Release
Contact:
Charles F. Cargile, 949/863-3144
Newport Corporation, Irvine, CA
investor@newport.com
or
Dan Peoples, 858/552-8146
Makinson Cowell (US)
NEWPORT CORPORATION REPORTS
SECOND QUARTER AND FIRST HALF 2009 RESULTS
—Cost Reduction Efforts Highlighted—
—Integration of New Focus™ Underway—
     Irvine, California — August 5, 2009 — Newport Corporation (NASDAQ: NEWP) today reported financial results for its second quarter and six months ended July 4, 2009. The company also provided an update on its cost reduction initiatives and its integration of the New Focus™ business, which it acquired on July 4, 2009.
     The company noted the following highlights regarding its second quarter:
•	Generated $11.6 million in cash from operations;

•	Reached a total of $25 million in annual operating expense savings resulting from its previously announced expense reduction initiatives;

•	Completed its previously announced asset exchange with Oclaro, Inc., pursuant to which the company acquired New Focus and divested its diode laser operations in Tucson, Arizona. The company expects this transaction to provide Newport with incremental profit of $5 million to $8 million in 2010; and

•	Signed a new lease to relocate its Spectra-Physics Lasers Division to a state-of-the-art facility in Santa Clara, California, which will improve that division’s operating efficiencies and performance.
     Commenting on these highlights, Robert J. Phillippy, Newport’s President and Chief Executive Officer, stated, “Our second quarter performance demonstrates the progress we have made in transforming our business model. The asset exchange is particularly important, as it enabled us to divest an underperforming business and acquire a business which fits strategically with our profitable photonics products and technology portfolio.”
GAAP Net Income (Loss)
     When calculated in accordance with GAAP, Newport reported a net loss in the second quarter of 2009 of $9.1 million, or $0.25 per share, compared with a net loss of $4.0 million, or $0.11 per share, in the second quarter of 2008. For the first half of 2009, the company reported a net loss of $14.0 million, or $0.39 per share, compared with a net loss of $1.5 million, or $0.04 per share, in the comparable period of 2008.
Non-GAAP Net Income
     On a non-GAAP basis, excluding certain expense items that the company’s management considers to be outside of its core operating results, Newport would have reported net income in the second quarter of 2009 of $0.5 million, or $0.01 per diluted share, compared with non-GAAP net income of $4.3 million, or $0.12 per diluted share, in the second quarter of 2008. For the first half of 2009, on a non-GAAP basis, Newport would have reported net income of $0.4 million, or $0.01 per diluted share, compared with non-GAAP net income of $8.0 million, or $0.22 per diluted share, in the first half of 2008. A reconciliation between the company’s net income and net income per share in accordance with GAAP and on a non-GAAP basis is provided following the statements of operations included in this release.
Cash Generation
     Newport reported that it generated $11.6 million of cash from operations during the second quarter of 2009. The company’s cash, cash equivalents and marketable securities totaled $149.5 million at the end of the quarter, reflecting an increase of $7.8 million during the period, even after using $3.0 million for the company’s asset exchange with Oclaro, Inc.
Cost Reduction and Efficiency Improvement Initiatives
     On a non-GAAP basis, excluding $3.9 million of expenses related to the previously announced cost reduction efforts and to acquisition and divestiture activities, both of which the company’s management considers to be outside of its core operating results, the company highlighted that selling, general and administrative expenses would have declined by $9.6 million, or 16%, in the first half of 2009 compared with the first half of 2008. In addition, research and development expenses declined by $5.4 million, or 22.8%, in the first half of 2009 compared with the comparable period of 2008. These results are a direct reflection of the cost reduction actions that the company announced in 2008 and has been implementing during the current year.
Integration of New Focus
     As noted previously, on July 4, 2009, the company completed its acquisition of Oclaro’s New Focus business, and has commenced the integration of that business. The primary steps in the integration include the following:
•	Relocation of products and personnel from New Focus facilities in San Jose, California, and Shenzhen, China, to existing Newport facilities, primarily in Wuxi, China, and Santa Clara, California;

•	Distribution of New Focus products through Newport’s worldwide sales channels;

•	Promotion of the New Focus brand as a prominent new member of Newport’s family of industry-leading photonics brands; and

•	Implementation of SAP as the underlying enterprise resource planning platform for the New Focus business processes.
Sales and Orders
     Sales in the second quarter of 2009 totaled $87.5 million, a decrease of 25.6% compared with the $117.7 million recorded in the second quarter of 2008. Sales for the first half of 2009 totaled $177.1 million, a decrease of 24.0% compared with the $232.9 million recorded in the comparable period of 2008. New orders received in the second quarter of 2009 totaled $80.4 million, a decrease of 27.0% compared with the $110.1 million received in the second quarter of 2008. New orders received in the first half of 2009 totaled $160.8 million, a decrease of 31.6% compared with the $235.1 million received in the comparable period of 2008.

     The company’s sales and orders by end market were as follows:

					Percent Change vs.
					Prior Period
	Three Months Ended		Six Months Ended		Second	First
	July 4,	June 28,	July 4,	June 28,	Quarter	Half
(In thousands, except percentages, unaudited)	2009	2008 [2]	2009	2008 [2]	2009	2009
Sales by End Market

Scientific research, aerospace and defense/security	$32,560	$36,864	$69,249	$74,019	-11.7%	-6.4%
Microelectronics [1]	21,731	36,904	40,191	74,142	-41.1%	-45.8%
Life and health sciences	23,103	22,357	44,114	44,265	3.3%	-0.3%
Industrial manufacturing and other	10,147	21,539	23,523	40,481	-52.9%	-41.9%

Total	$87,541	$117,664	$177,077	$232,907	-25.6%	-24.0%

Orders by End Market

Scientific research, aerospace and defense/security	$32,648	$37,311	$64,781	$72,402	-12.5%	-10.5%
Microelectronics [1]	15,019	35,807	28,220	77,677	-58.1%	-63.7%
Life and health sciences	20,231	19,008	42,540	47,043	6.4%	-9.6%
Industrial manufacturing and other	12,502	17,950	25,245	37,929	-30.4%	-33.4%

Total	$80,400	$110,076	$160,786	$235,051	-27.0%	-31.6%

Notes:

1.	Sales to and orders from semiconductor equipment and solar cell manufacturing customers are included in the company’s Microelectronics end market.

2.	Certain prior period amounts have been reclassified to conform to the current period presentation.
     The company noted the following regarding its sales and orders results:
•	Overall sales and orders were lower in the second quarter of 2009 compared with the second quarter of 2008, reflecting the continuing recessionary macroeconomic environment.

•	Sales to and orders from customers in the Life and Health Sciences market increased slightly in the second quarter of 2009 compared with the prior year second quarter. The company noted that new design wins at several bio-instrumentation customers were partly offset by spending reductions by customers in this market.

•	The most significant year-over-year decline in sales and orders occurred in the company’s Microelectronics market, with sales to customers in this market falling $15.2 million, or 41.1%, and orders falling $20.8 million, or 58.1%, in the second quarter of 2009 compared with the prior year quarter, primarily reflecting the severe downturn in the semiconductor equipment industry. Although the reduction on a year-over-year basis was significant, the company noted that both sales and orders increased in the second quarter on a sequential basis compared with the first quarter of 2009. Sales to customers in the Microelectronics market in the second quarter of 2009 were $21.7 million, an increase of 17.7% compared with the first quarter of 2009. New orders received from customers in this market in the second quarter of 2009 were $15.0 million, an increase of 13.8% compared with the first quarter of 2009.
     Mr. Phillippy concluded, “We expect the lingering effects of the challenging macroeconomic environment to continue to create slight downward pressure on our revenue in the third quarter of 2009. We cannot control the extent or duration of these difficult conditions, but we can and will continue to work aggressively to position our business to provide meaningful profit leverage when market conditions improve.”
ABOUT NEWPORT CORPORATION
     Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, microelectronics, aerospace and defense/security, life and health sciences and precision industrial manufacturing markets. Newport’s innovative solutions leverage its expertise in lasers, photonics instrumentation, sub-micron positioning systems, vibration isolation, optical components and subsystems and precision automation to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications. Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.
INVESTOR CONFERENCE CALL
     Robert J. Phillippy, President and Chief Executive Officer, and Charles F. Cargile, Senior Vice President, Chief Financial Officer and Treasurer, will host an investor conference call today, August 5, 2009, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to review the company’s results for the second quarter and first half of 2009, provide an update on its integration of the New Focus business and review the status of its cost reduction initiatives. The call will be open to all interested investors through a live audio web broadcast via the Internet at www.newport.com/investors and www.earnings.com. The call also will be available to investors and analysts by dialing (888) 601-3862 within the U.S. and Canada or (913) 312-0730 from abroad. The webcast will be archived on both websites and can be reached through the same links. A telephonic playback of the conference call also will be available by calling (888) 203-

1112 within the U.S. and Canada or (719) 457-0820 from abroad. Playback will be available beginning at 8:00 p.m. Eastern time on Wednesday, August 5, 2009, and continue through 8:00 p.m. Eastern time on Wednesday, August 12, 2009. The replay passcode is 1895541.
SAFE HARBOR STATEMENT
This news release contains forward-looking statements, including without limitation statements regarding the expected reduction in the company’s overall cost structure resulting from its cost reduction activities, the expected incremental profit resulting from the asset exchange transaction with Oclaro, the expected improvement in operating efficiencies and performance of the company’s Lasers Division resulting from the relocation of that division, and its expectations regarding its revenue level in the third quarter of 2009. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Assumptions relating to the foregoing involve judgments and risks with respect to, among other things, Newport’s ability to successfully integrate the New Focus business, the strength of business conditions in the industries Newport serves, particularly the semiconductor industry; Newport’s ability to successfully penetrate and increase sales to its targeted end markets, particularly to photovoltaic customers and the life and health sciences market; the levels of private and governmental research funding worldwide; potential order cancellations and push-outs; potential product returns; future economic, competitive and market conditions, including those in Europe and Asia and those related to its strategic markets; whether its products will continue to achieve customer acceptance; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport. Certain of these judgments and risks are discussed in more detail in Newport’s Annual Report on Form 10-K for the year ended January 3, 2009. Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved. Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
###

Newport Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
(In thousands, except per share amounts)	2009	2008	2009	2008
Net sales	$87,541	$117,664	$177,077	$232,907
Cost of sales	55,438	70,367	110,667	139,499

Gross profit	32,103	47,297	66,410	93,408

Selling, general and administrative expenses	26,711	30,092	54,198	59,883
Research and development expense	9,010	12,341	18,365	23,785
Loss on disposal of diode laser assets and related costs	4,070	—	4,070	—

Operating income (loss)	(7,688)	4,864	(10,223)	9,740

Write-down of note receivable and other amounts related to previously discontinued operations	—	(7,060)	—	(7,060)
Interest and other expense, net	(2,204)	(1,442)	(4,323)	(3,161)

Loss before income taxes	(9,892)	(3,638)	(14,546)	(481)

Income tax (benefit) provision, net	(749)	390	(585)	1,058

Net loss	$(9,143)	$(4,028)	$(13,961)	$(1,539)

Net loss per share:
Basic	$(0.25)	$(0.11)	$(0.39)	$(0.04)
Diluted	$(0.25)	$(0.11)	$(0.39)	$(0.04)

Shares used in the computation of net loss per share:
Basic	36,170	36,009	36,119	36,273
Diluted	36,170	36,009	36,119	36,273

Other operating data:
New orders received during the period	$80,400	$110,076	$160,786	$235,051
Backlog at the end of period scheduled to ship within 12 months			$87,993	$122,165

Newport Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
(In thousands, except per share amounts)	2009	2008	2009	2008
Net income (loss):
Net loss — GAAP	$(9,143)	$(4,028)	$(13,961)	$(1,539)
Costs relating to profit improvement actions	1,920	—	3,992	—
Non-cash interest expense on convertible subordinated notes	1,139	1,310	2,268	2,608
Costs related to acquisition and divestiture activities	408	—	518	—
Write-down of note receivable and other amounts related to previously discontinued operations	—	7,060	—	7,060
Loss on disposal of diode laser assets and related costs	4,070	—	4,070	—
Operating loss from diode laser operations	2,758	290	4,290	178
Income tax provision on non-GAAP adjustments	(668)	(301)	(790)	(301)

Total non-GAAP adjustments, net of tax	9,627	8,359	14,348	9,545

Non-GAAP net income	$484	$4,331	$387	$8,006

Net income (loss) per diluted share:
Net loss — GAAP	$(0.25)	$(0.11)	$(0.39)	$(0.04)
Total non-GAAP adjustments	0.26	0.23	0.40	0.26

Non-GAAP net income per diluted share	$0.01	$0.12	$0.01	$0.22

Management considers the items excluded from the GAAP measures as shown above to be outside of the company’s core operating results. Specifically, management believes the non-GAAP information provides both management and investors with a more complete understanding of the company’s underlying operational results and a more meaningful basis for comparison with the company’s historical and expected financial results. The non-GAAP information is among the budgeting and planning tools that management uses for forecasting. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the company’s financial measures prepared in accordance with United States GAAP.

Newport Corporation
Consolidated Balance Sheets
(Unaudited)

	July 4,	January 3,
(In thousands)	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$87,283	$74,874
Marketable securities	62,253	73,546
Accounts receivable, net	61,372	75,258
Notes receivable, net	2,927	6,610
Inventories, net	95,983	98,833
Deferred income taxes	12,918	13,456
Prepaid expenses and other current assets	12,325	10,740

Total current assets	335,061	353,317

Property and equipment, net	51,917	60,245
Goodwill	69,230	68,540
Deferred income taxes	2,290	2,555
Intangible assets, net	30,191	26,696
Investments and other assets	13,138	13,550

	$501,827	$524,903

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term obligations	$8,291	$14,089
Accounts payable	18,959	24,636
Accrued payroll and related expenses	18,442	21,827
Accrued expenses and other current liabilities	29,168	29,258

Total current liabilities	74,860	89,810

Long-term debt	137,566	135,478
Obligations under capital leases, less current portion	1,166	1,220
Accrued pension liabilities	10,718	10,652
Other liabilities	22,796	22,546

Stockholders’ equity	254,721	265,197

	$501,827	$524,903